UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16990 Goldentop Road, Ste. A

San Diego, California 92127

(Address of Principal Executive Offices)

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information, including Exhibit 99.1, shall not be incorporated by reference into any filing of LRAD Corporation (the “Company”), whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On February 6, 2013, the Company issued a press release regarding its financial results for the first fiscal quarter ended December 31, 2012. A copy of the press release is furnished as Exhibit 99.1 hereto, and is incorporated by reference herein.

Item 8.01 Other Events

On February 4, 2013, the Board of Directors of the Company established a Nominating and Corporate Governance Committee to assist the Board of Directors in discharging its responsibilities regarding the identification, evaluation and selection of nominees for election as directors of the Company, and to review and make recommendations on matters concerning corporate governance. The Nominating and Corporate Governance Committee is comprised of each of the independent members of the Board of Directors, with Bill VanDeWeghe serving as chair, and is governed by a Nominating and Corporate Governance Committee Charter adopted by the Board of Directors.

On February 6, 2013, the Company issued a press release confirming that it had received a notice from Iroquois Master Fund Ltd. announcing its intention to nominate a slate of five directors to stand for election at the Company’s 2013 Annual Meeting of Stockholders. The newly formed Nominating and Corporate Governance Committee will review and consider the nominations, as well as qualified individuals who may be submitted by other stockholders to serve on the Company’s Board of Directors. A copy of the press release is filed as Exhibit 99.2 hereto, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Financial Results Press Release, dated February 6, 2013, issued by LRAD Corporation

99.2	Notice Press Release, dated February 6, 2013, issued by LRAD Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2013

LRAD Corporation

	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer